EXHIBIT 10.1

                       ROBOCOM SYSTEMS INTERNATIONAL INC.
                                511 Ocean Avenue
                           Massapequa, New York 11758

                                                               November 21, 2003

Baseboard Investments LLC
17 Fairbanks Boulevard
Woodbury, New York 11797

            Re:   $1,250,000 Revolving Line of Credit

Ladies and Gentlemen:

      Robocom Systems International Inc., a New York corporation having an office at 511 Ocean Avenue, Massapequa, New York 11797 (the "Borrower"), is writing this line of credit letter (this "Letter") with regard to the revolving line of credit which Baseboard Investments LLC (the "Lender") has agreed to extend to the Borrower in the maximum aggregate principal amount at any one time of $1,250,000 (the "Aggregate Amount"), which amount is available, subject to the satisfaction of the terms and conditions set forth below, commencing on the date hereof and ending on September 19, 2005 (the "Maturity Date"). Credit for the Aggregate Amount is to be extended in the form of loan advances (collectively, the "Loans") and the Borrower's indebtedness resulting from such Loans will be evidenced by the Borrower's amended and restated promissory note (the "Note") dated as of the date hereof. Terms used herein but not otherwise defined herein shall have the meanings set forth in the Note.

      Without in any way restricting, limiting or otherwise affecting the Lender's rights or any of the terms and conditions of the Note, the Borrower wishes to set forth its additional understandings and intentions with regard to such Loans.

      I. The Borrower agrees that the following are conditions precedent to any obligation of the Loans to extend any financial accommodations and make any
Loans:

            (a) the execution and delivery to the Lender of this Letter, the Note and all other documents that the Lender reasonably requests in form and substance reasonably satisfactory to the Lender;

            (b) before and after giving effect to the funding hereunder, no Default under the Note has occurred and is continuing or would result from such funding;

            (c) at the time of each lending date, there shall not have been threatened or commenced against the Borrower any litigation or proceedings that, if adversely determined against the Borrower, would, in the sole opinion of the Lender, have a material adverse effect upon the business, operating results or financial condition of the Borrower; and

            (d) at the time of each lending date, there shall not have occurred, since the date hereof, a material adverse change in the business or financial condition of the Borrower.

      II. The Borrower shall, while any Loans remain outstanding under this line of credit facility to:

            (a) furnish the Lender with (i) detailed financial statements, (ii) income tax returns, (iii) cash flow statements, and (iv) such other information concerning the financial affairs and condition (financial or otherwise) of the Borrower, in each case, annually or as the Lender may reasonably request from time to time; and


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            (b) keep the Lender fully and promptly informed of all material adverse changes to the Borrower's assets, liabilities, revenues and condition (financial or otherwise).

      III. After all of the obligations, liabilities and indebtedness of the Borrower are indefeasibly and irrevocably paid in full, this Letter and the Note shall terminate and the Lender, at the request and the expense of the Borrower, shall execute and deliver to the Borrower a proper instrument or instruments acknowledging the satisfaction and termination of this Letter. Notwithstanding anything else contained herein to the contrary, nothing herein shall terminate, release or discharge the Borrower's obligations, liabilities and indebtedness arising out of any reinstatement, recoupment, disgorgement, indemnification or other obligation that by the express terms of the Note survives the payment in full of the principal and interest of the Loans.

      This Letter shall be construed under the internal laws and judicial decisions of the State of New York.

                                  Very truly yours,

                                  ROBOCOM SYSTEMS INTERNATIONAL INC.


                                  By: s/ Irwin Balaban
                                      ----------------
                                      Name: Irwin Balaban
                                      Title: President & Chief Executive Officer

Accepted and Agreed to:

BASEBOARD INVESTMENTS LLC


By: s/ Irwin Balaban
    ----------------
    Name: Irwin Balaban
    Title: President


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